AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT entered into as of this 3rd day of November, 1996 by and between CHICKEN KITCHEN CORPORATION, a Delaware corporation (hereinafter referred to as the "Seller") and CHICKEN ACQUISITION CORP., a Florida corporation (hereinafter referred to as the "Buyer").

         WHEREAS, the Seller is the owner of certain trademarks, tradenames, service marks and proprietary information relating to the operation of Chicken Kitchen grilled chicken stores (hereinafter call the "Assets"); and

         WHEREAS, the Seller desires to sell and the Buyer desires to buy the Assets, which shall constitute substantially all of the assets of Seller solely in exchange for voting shares of Buyer and the assumption of certain liabilities of Seller in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, it being contemplated by the parties that the Seller will thereafter, as an integral part of this transaction, distribute the shares of Buyer to Seller's shareholders in complete liquidation of Seller and dissolve.

         NOW, THEREFORE, the parties hereto agree as follows:

                  1.01. Assets Sold. The Seller agrees to sell and the Buyer agrees to buy the Assets. Said sale shall include all of the personal property, equipment, inventory, trademarks, tradenames, service marks and proprietary information and other assets utilized by Seller, including those assets listed on Exhibit A annexed hereto and including the following:

                           a.       Contract rights of the Seller listed on
Schedule 1.01(b) annexed hereto.

                           b.       All licenses and permits relating to the
Assets
listed on Schedule 1.01(b), provided that to the extent necessary, Buyer shall be required to qualify or otherwise assume such licenses and permits in accordance with their terms.

         Such sale, conveyance, transfer and delivery shall be free and clear of all liens, obligations and encumbrances.

         1.02. Purchase Price and Terms. Buyer is acquiring such Assets from Seller, free and clear of all liens, claims, options, charges and encumbrances whatsoever in exchange for 5,100,000 shares of Buyer's Common Stock, representing 51% of Buyer's Common Stock to be outstanding after the closing on a fully-diluted basis.

         1.03. Adjustments. If, between the signing of this Agreement and the Closing provided for herein, Buyer shall: (i) declare a dividend or make a distribution on its Common Stock


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payable in shares of its capital  stock  (whether  shares of Common  Stock or of capital stock or any other class), (ii) subdivide shares of its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding
Common Stock int o a smaller number of shares, or (iv) issue any shares of its Common Stock or nay security convertible into any class of capital stock
(including any such reclassification in connection with a consolidation or merger in which Buyer is the continuing corporation), the number of shares of Buyers Stock issuable to Seller shall automatically be adjusted immediately after the record date, in the case of a dividend or distribution, of the effective date, in the case of subdivision, combination or reclassification, to reflect such issuance, dividend, distribution, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur so that at the closing, Seller shall receive 51% of the issued and outstanding Common Stock of Buyer on a fully-diluted basis.

         1.04. Access to Information. From and after the date of this Agreement, Seller shall give to Buyer and its representatives, auditors and counsel full and continuous access during normal business hours to all of the properties, operations, books, records, tax returns, contracts, licenses, franchises and all oft he documents of Seller related to the Assets and shall furnish to Buyer all information with respect to the Assets, affairs and properties of Seller as Buyer amy from time to time request and Seller will instruct all of its personnel to give full and complete access to and cooperation to Buyer and its representatives. Promptly upon execution of this Agreement, Seller shall use its best efforts to obtain all consents (including, without limiting the generality of the foregoing, consents of any government or governmental agency) necessary to the assignment and transfer to Buyer to effect the sale, delivery, transfer and conveyance contemplated herein. From time to time after the Closing, at Buyer's request and without further consideration, Seller agrees to execute and deliver at Buyer's expenses such other instruments of conveyance and transfer and take such other actions as Buyer may reasonably require to more effectively convey, transfer to, vest in buyer, and to put Buyer in possession of any property to be sold, conveyed, transferred and delivered hereunder, and in the case of contracts and rights, if any, that have not at the Closing been transferred effectively due to the lack of consent of third parties, endeavor to obtain such consent promptly, and if any such consents be unobtainable, to use commercially reasonable efforts to provide Buyer with the benefits thereof in some other manner.

         Whether or not he Closing shall occur, each of the parties hereto shall treat in confidence and shall not use to the detriment of the other party, all documents, materials and other information which it shall have obtained regarding such other party, whether during the course of the negotiations leading to the execution of this Agreement or thereafter, in the investigation of the other,

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and in the  preparation  of  agreements  and  other  documents  relating  to the
consummation  of  such  transactions,   excepts  such  documents,  materials  or
information which are otherwise available to the industry in general or the general public or which any of the parties is obligated to make available to any regulatory or judicial authority. In the event the transactions contemplated
hereby  are  ont  consummated,   each  of  the  parties  hereto  shall  use  its
commercially reasonable efforts to return to the other all originals and copies of non-public documents and materials of the type provided for in this Section which have been furnished in connection therewith.

         1.05. Liabilities. Except as set forth on Schedule 1.05 hereto, Buyer does not assume or agree to assume and shall not acquire or take over any liabilities or obligations of any kind or nature of Seller, direct, contingent, or otherwise, including any liabilities, expenses, or taxes arising out of the transactions contemplated herein and Buyer shall be indemnified and held harmless from any such liabilities arising prior to the Closing or arising our of this Agreement and the transaction contemplated herein in excess of $10,000. Buyer shall indemnify and hold harmless Stratcomm Media, Ltd. against any losses, claims or liabilities arising our of the guaranty of Buyer's real estate at Aventura Mall.

         2.       The Closing.

         2.01. Time. The Closing hereunder shall be held at 10:00a.m. on December 15, 1996 at Seller's attorney's offices or at such other time and place as the parties agree upon, but not later than thirty (30) days from the date a fully executed copy of this agreement is received by Buyer.

         2.02. Deliveries by the Seller. At the Closing, the Seller shall deliver to Buyer (unless previously delivered) the
Following:

                  a. Seller shall deliver to Buyer in form reasonably satisfactory to counsel for Buyer such bill of sale, assignments, deeds or other conveyances and all third party consents as may be appropriate or necessary to effect the transfer to Buyer of the Assets as contemplated herein. From time to time after the Closing, at Buyer's request and without expense to Seller and without further consideration from Buyer, Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as Buyer reasonably may require to convey, transfer to and vest in Buyer and to put Buyer in possession of any assets or property to be sold, conveyed, transferred and delivered hereunder.

                  b. All other previously undelivered items required to be delivered by the Seller to Buyer at or prior to the Closing.

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         2.03.             Deliveries by Buyer.  At the Closing, Buyer shall
deliver to the Seller certificates for the appropriate number of shares of Buyer's Stock as set forth above and all other previously undelivered items to be delivered by Buyer to the Seller at or prior to the Closing.

         3.       Securities Act.

         3.01. Investment Representation. Seller acknowledges that the Buyer's Stock issuable pursuant to this Agreement will not have been registered under the Securities Act of 1933 (the "Securities Act") and that Seller's Buyer Stock must be held indefinitely unless subsequently registered thereunder or an exemption from registration is available. Seller represents and warrants to Buyer that (i) Seller will acquire such Buyer Stock for investment, and not with a view to the distribution thereof within the meaning of the Securities Act except as contemplated by Section 11.15 herein, (ii) such Seller will acquire such Buyer Stick for his or her own account and has not offered, and as of the Closing Date will not have offered and does not intend, as of the Closing Date will not intend, to transfer, andy participation or interest of any kind in such Buyer Stock to any other person and (iii) the exchange of Buyer Stock for the Assets constitutes an investment decision of an amount and type consistent with such Seller's investment practices and objectives. Seller acknowledges that Buyer has offered it access to all information, financial and otherwise, regarding Buyer deemed relevant by such Seller to its investment decision, and an opportunity to discuss such information with officers and employees of Buyer and to examine Buyer's books and records.

         3.20. Legending of Buyer Stock. The shares of Buyer stock issuable hereunder shall not be transferable except upon the conditions specified in this
Section 3, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer of any such shares of Stock.

         Each certificate for Buyer Stock issued to Seller, and each certificate for Buyer Stock issued to subsequent transferees of Seller, shall (unless otherwise permitted by this Section 3) be stamped or otherwise imprinted in substantially the following form:

                  The shares represented by this certificate have not been registered with the Securities and Exchange Commission or nay state securities agency. They may not be sold or transferred in the absences of a registration thereof or nay exemption from registration.

         3.03. Restrictions on Transferability. Each Seller and any subsequent holder of a certificate of Buyer Stock bearing the restrictive legend set forth in Section 3.02 (hereinafter in this Section 3 called the "Holder") by acceptance thereof agrees, prior

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to any  transfer or  attempted  transfer of such Buyer  Stock,  to give  written notice to Buyer of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in reasonable detail and shall contain an undertaking by the person giving such notice to furnish on opinion of counsel for the Holder with respect to the proposed sale and such further information as may reasonably be required by Buyer or counsel referred to below. Promptly upon receiving any such notice, Buyer shall submit copies thereof to its counsel and the following provisions apply:

                  (i) If, in the opinion of such counsel, the proposed transfer of such Buyer Stock may be effected without registration under the Securities Act, Buyer shall as promptly as is practicable so notify the Holder os such Stock and such Holder shall thereupon be entitled to transfer such Stock in accordance with the terms of the notice delivered by such Holder to Buyer. Each certificate of Buyer Stock issued upon the transfer of any such Stock shall bear the restrictive legend set forth above if in the opinion of such counsel and legend is required in order to insure compliance with the applicable provisions of the Securities Act:

                  (ii) If, in the opinion of such counsel, the proposed transfer of such Buyer Stock may not be effected without registration under the Securities Act of such Stock, Buyer shall as promptly as is practicable so notify the Holder. the Holder thereof, agrees, as a condition to the issuance thereof, that if the proposed transfer by him cannot, in the opinion of such counsel, be effected without registration os such Stock under the Securities Act, such Holder will not transfer such securities unless they have been registered under the Securities Act by Buyer or unless the staff of the Securities and Exchange Commission has stated in writing that it would raise no objection with respect to the proposed transfer. The restrictions imposed by this Section 3 upon the transferability of any particular share or shares of Buyer Stock shall cease and terminate concurrently with the sale or other disposition thereof pursuant to and in the manner contemplated by an effective registration statement under the Securities Act, or pursuant to and in accordance with Rule 144 promulgated under the Securities Act (or similar rule or regulation hereafter promulgated). Whenever the restrictions imposed by the Section 3 shall terminate, as hereinabove provided, the Holder of any Buyer Stock as to which such restrictions shall have terminated shall be entitled to receive from Buyer one or more new certificates of Buyer Stock not bearing the restrictive legend set forth above and not containing any other reference to the restrictions impose by this Section 3.


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                  3.04. Rule 144. Seller  acknowledges  that the shares of Buyer
Stock issuable under this Agreement may not presently be sold pursuant to Rule 144 promulgated under the Securities Act (Rule 144") and that any routine sales of shares pursuant to Rule 144 subsequent to the receipt thereof on the Closing Date may, as of the date of this Agreement, be made only when, in the manner, and in the limited amounts permitted by the terms and conditions of that rule.

         4. Representations and Warranties of Seller. The Seller hereby represents and warrants to Buyer as Follows:

                  4.01. Valid and Binding Agreements. This Agreement constitutes the valid and binding agreement of Seller, enforceable in accordance wit its terms, and, as to Seller, neither the execution and delivery of this Agreement not the consummation by Seller of the transaction contemplated hereby (a) violates or will violate any statute or law or any rule, regulation or order of any court or governmental authority in any material manner with respect to the Assets; or (b) violates or will violate, or conflicts with or will conflict with, or constitutes a default under or will constitute a default under, any material contract, commitment, agreement, understanding, arrangement, or restriction of any kind to which Seller is a party or by which Seller is bound.

                  4.02. Organization. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease, license and operate its business and assets.

                  4.03. Patents, Trademarks, Trade Names, Programs, etc. The Schedules to Section 1.01 hereto contains an accurate and complete description of all trademarks, trade names, service marks, computer programs, licenses, franchises and copyrights, and any applications therefore, presently owned, held by, used by, or granted by the Seller, or under which the Seller owns or holds any license. To the best of Seller's knowledge, no products or services of the Seller, nor any patents, formula, processes, know-how, trade secrets, trademarks, trade names, assumed names, copyrights or designations used in the business of the Seller infringe on any patents, trademarks, copyrights or any other rights of any person. The Seller has the right to market its products and services and conduct its business as currently being conducted. the Seller has no reason to believe that there are any claims of any third parties of infringement or any conflict with the right of third parties and the Seller is not in receipt of any notice or complaint of any infringement of conflict with the rights of others in any patents, copyrights, or any other rights of any person. The Seller has the right to market its products and services and conduct its business as currently being conducted. The Seller has no reason to believe that there are any claims of any third parties of infringement or any conflict with the right of third parties and

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the Seller is not in receipt of nay notice or complaint of any  infringement  or conflict with the rights of others in any patents, copyrights, trademarks or trade names, or computer programs, trade secrets or any other proprietary rights. Except as set forth in Schedule 4.03, no claims have been made by the Seller of any infringement or conflicts by others with the rights of the Seller with respect to any trademarks, formulations, trade names, trade secrets or proprietary information used in the Seller's business. The Seller does not know of any basis for the making of any such claim.

                  4.04 Performance of Obligations. The Seller has performed all of the material obligations related to the Assets required to be performed by it and is not in material default under any of the agreements, leases, contracts, or other documents to which it is a party.

                  4.05. Conflict. Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in a breach of, or give rise to termination of, or accelerate the maturity of any terms of the Articles of Incorporation or Bylaws or any indenture, loan agreement, lease, license or other agreement or arrangement of the Seller, or consume a default thereunder, or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of the Seller.

                  4.06. Litigation, etc. There is not investigation by any governmental agency or any legal proceedings pending, or to the best knowledge of the Seller, threatened against the Seller, or the property, assets or good will thereof relating to the Assets, and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or affecting the Seller, or against or affecting the Assets.

                  4.07. Compliance with Laws. The Seller has complied in all material respects with all laws, regulations and orders applicable to the conduct of the Assets, and the Seller possesses all permits, licenses and other approvals and authorizations of all governmental agencies which are necessary to the conduct of its business and all said permits, licenses and other approvals and authorizations are in full force and effect.

                  4.08. Warranties. There are no pending claims against the Seller or its insurers for breach of any warranty or with respect to liability for defective products or services related to the Assets.

                  4.09. Brokers and Finder. Seller has not entered into an agreement with any person, firm or corporation, or become indirectly a party to any such agreement nor has it taken any action or is it aware of any facts which would result in the

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assertion of any liability or claim for the payment of any commission, brokerage or finder's fee in connection with its execution of this Agreement or the consummation of transactions contemplated herein.

                  4.10. Disclosure. No representation or warranty by the Seller contained int his agreement and no statement contained in any certificate, schedule, exhibit, list or other writing furnished to Buyer pursuant to the provisions hereof or in connection with the negotiation hereof, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements herein not misleading.

                  4.11 Update. Insofar as they are applicable in any material manner to the transfer of the Assets, the Seller will promptly advise the Buyer in writing of any changes in any of the representations, warranties or Exhibits herein and these representations and warranties shall be true and correct as of the date of the Closing as well as the date hereof, and Seller will provide Buyer with quarterly and annual balance sheets and income statements of the Seller from the date hereof through the Closing Date.

                  4.12. Tax Returns. Within the times and in the manner prescribed by law, Seller and its subsidiaries have filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. There are no present disputes as to taxes of any nature payable by Seller.

         5. Representations and Warranties of Buyer. Buyer warrants and represents to the Seller as follows:

                  5.01. Organization. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has corporate power and authority to own, lease, license and operate its business and assets. The Buyer is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction where the nature of its business makes such qualification necessary or the failure to so qualify would have a material adverse effect on its business.

                  .02. Capital. As of the Closing, the authorized capital stock of Buyer will consist of 50,000,000 shares of .00015 par value Common Stock of which 1,950,000 shares of Common Stock are currently issued and outstanding. All of the issued and outstanding shares are duly and validly issued, fully paid and nonassessable and have been issued in full compliance with all applicable securities law, Federal and state. There are no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating Buyer to issue or to transfer from treasury any additional shares of its

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capital  stock of any  class.  Annexed  hereto  as  Schedule  5.02 is a true and correct list of the shareholders of Buyer. Prior to closing Buyer will be selling certain shares of its Common Stock in a private placement transaction.

                  5.03. Subsidiaries. Buyer does not have any subsidiaries or own any interest in any other enterprise (whether or not such enterprise is a corporation).

                  5.04. Financial Statements. The financial statements of Buyer set forth on Schedule 5.04 and delivered to Seller are true, accurate and complete and have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Buyer throughout the periods indicated, and fairly present the financial position of Buyer as of the dates of the balance sheets included in the financial statements, and the results of operations for the periods indicated. As of the Closing, there will be no other liabilities of Buyer, whether accrued, absolute, contingent or otherwise and whether or not determined or determinable, except for those accrued or reserved for in the last balance sheet included in Schedule 5.04 or incurred in the ordinary course of business since the date of the last balance sheet.

                  5.05. Absence of Changes. Since the date of the last balance sheet in Schedule 5.04, there has not been any change in the financial condition or operations of Buyer other than the Buyer's existing restaurant operation, except for changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

                  5.06. Investigation of Financial Condition. Without in any manner reducing or otherwise mitigating the representations contained herein, Seller shall have the opportunity to meet with Buyer's accountants and officers to discuss the operations and financial condition of Buyer. Buyer shall make available to Seller all books and records of Buyer.

                  5.07. Litigation. Except as set forth in Exhibit 5.07, Buyer is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation pending or, to the best knowledge or Buyer, threatened against or affecting Buyer or its business, assets, or financial condition. Buyer is not in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department agency, or instrumentality.

                  5.08. Authority. The Board of Directors and Shareholders of Buyer have duly authorized the execution of this Agreement and the transactions contemplated herein, and Buyer has full power and authority to execute, deliver and perform this Agreement and this Agreement is the legal, valid and binding

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obligation of Buyer, is enforceable in accordance with its terms and conditions, except as may be limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

                  5.09.             Ability to Carry Out Obligations.  The
                                    --------------------------------
execution and delivery of this Agreement by Buyer and the performance by Buyer will not conflict with or result in (a) any breach or violation of any of the provisions or of constitute a default under any license, indenture, mortgage, charter, instrument, certificate of incorporation, bylaw, or other agreement or instrument to which Buyer is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Buyer, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of Buyer.

                  5.10. Validity of Buyer's Shares. The shares of Buyer's Common Stock to be delivered pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and will represent 51% of Buyer's outstanding common stock of a fully diluted basis after completion of a sale of shares of Buyer's Common Stock under Rule 504 prior to closing.

                  5.11. Update. The Buyer will promptly advise the Seller in writing of any changes in any of the representations, warranties or Exhibits herein and these representations and warranties shall be true and correct as of the date of the Closing as well as the date hereof.

                  5.12. Articles of Incorporation, By-Laws, Corporate Minutes and Permits. Buyer has delivered to Seller copies of the Articles of Incorporation, as amended, of Buyer (certified as of a recent date by the Secretary of State of the state of incorporation), and the By-Laws, as amended, of Buyer (certified as of the date hereof by its Secretary) all of which copies are true and correct. Buyer has furnished to Seller for review, true and complete copies of the corporate minutes of Buyer which contains a complete and accurate record of all formal actions taken by the stockholders and directors of Buyer.

                  5.13. Compliance with Laws. To the best knowledge of Buyer, Buyer has complied with and currently is in compliance with all applicable statutes, regulations, orders, ordinances and other laws of the United States and all state and local governments, and agencies of any of the foregoing, to which any aspect of its business or any part of its properties is subject.


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                  5.14.  Tax  Returns.  Within  the  times  and  in  the  manner prescribed by law, Buyer and its subsidiaries have filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in the balance sheet included in Schedule 5.04 are adequate for any and all federal, state, county and local taxes for the periods ending on the date of the balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Buyer.

                  5.15. Bank Accounts, etc. Schedule 5.15 sets forth a list of all bank accounts, lines of credit and safety deposit boxes owned or controlled by Buyer and the authorized signatories on all such accounts, lines of credit and safety deposit boxes.

         6. Obligations of Parties Prior to Closing Date. During the period from the date hereof to the Closing date:

                  6.01. Buyer shall not conduct any business other than in the ordinary course, shall not declare or pay any dividends or increase salary or compensation or any party, or enter into any material contracts, agreements, instruments or other commitments without the prior written consent of Seller. Seller shall not license, sell, assign or encumber any of its trademarks, tradenames, service marks, know-how or proprietary information.

                  6.02. Buyer shall give Seller's representatives full access, during normal business hours and upon reasonable notice, to all of the assets, properties, books, financial records, accounts and sales records of the Buyer, working papers of its accountants, agreements and commitments of the Assets, and furnish Seller's representatives all such information concerning the Buyer as Seller may request, including copies of all the documents described in this Agreement and the exhibits hereto; provided, however, that any furnishing or such information to Seller for investigation by Seller shall not affect the right of Seller to rely upon the representations and warranties made by the Buyer in this Agreement; and provided, further, that Seller will hold in strictest confidence all documents and information concerning the Buyer, and, if the transactions contemplated in this Agreement shall not be consummated, shall maintain such confidence and immediately thereafter return all such documents to the Buyer.

                  6.03. Buyer shall use its best efforts to conduct its business in the manner in which the same had heretofore been conducted, except as otherwise consented to by Seller and in conformity with all applicable laws, maintain its properties in good repair and operating condition, and maintain its books of accounts in a manner which accurately reflects all items of its income, expenses and liabilities, in accordance with generally accepted accounting principles consistently applied.

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                  6.04.  Buyer shall not merge or consolidate  with, or agree to sell any of the operations being conducted by it, or (otherwise that in the ordinary course of business) any of its assets to any other organization, or enter into any agreement to do any of the foregoing, in each case without the prior consent of Seller.

                  6.05. Seller shall not take any action or omit to take any action if the effect thereof is or may be to cause any of the representations or warranties of the Seller herein to be inaccurate or incomplete in any respect as if such representations or warranties were made at and as of the Closing.

                  6.06.
       From and after the date of this Agreement and until the Closing Date (the "Interim Period"):

                  6.07. Buyer's Operations. Buyer shall operate its business only in the usual, regular and ordinary manner and, to the extent consistent with such operation and reasonable commercial business practices, keep its business organization intact, keep available the services of its present officers and employees and preserve the present business relationships with customers, suppliers, and others having business dealings with Buyer.

                  6.08. Certain Transactions. Buyer shall neither enter into any transaction, take any action nor fail to take any action which would result in, or could reasonably by expected to result in or cause, any of the representations, warranties, disclosures, agreements or covenants of Buyer contained in this Agreement, the exhibits hereto or any document delivered pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby, not being true and complete at and as of the time immediately after the occurrence of such transaction or the action is taken or failed to be taken and also on the Closing Date.

                  6.09.             Corporate Action; Approvals and Consents.
Buyer shall take or cause to be taken all action and will use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated hereby.

                  6.10. Advice of Changes. During the Interim Period, Buyer shall promptly advise the Seller in writing of any fact which, if existing or known at the date of this Agreement, would have been required to be set forth in or disclosed pursuant to this Agreement.

                  6.11. Contracts and Commitments. Insofar as they are applicable in any material manner to the Assets, Seller shall not enter into any contract or commitment or engage in any transaction

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not in the usual  and  ordinary  course of  business  and  consistent  with past practices without the written consent of Buyer.

                  6.12. Compliance with Laws. Buyer will duly comply with all applicable laws as may be required for the valid and effective consummation of the transactions contemplated by this Agreement.

         7.       Conditions to Obligations of Buyer.

         Buyer's   obligations   under  this   Agreement   are  subject  to  the
satisfaction at or prior to the Closing of each of the following conditions (all or any of which may be waived in writing in full or in part by Buyer):

                  (a) The representations and the warranties of Seller set forth in this Agreement shall be true and complete in all material respects as of the Closing date. All of the terms, provisions and conditions of this Agreement to be performed or complied with by the Seller before the Closing shall have duly been complied with and performed;

                  (b) Buyer shall receive at the Closing legal title to all of the Assets, free and clear of all liens, pledges, encumbrances of any kind, nature or description;

         8.       Conditions Precedent to Obligations of Seller.

         The obligations of the Seller under this Agreement are subject to the satisfaction at or prior to the Closing of the following conditions (all or any of which may be waived in writing in whole or in part by the Seller):

                  (a)      Section 2.03 herein.

                  (b) Buyer shall have raised $795.00 in cash from sale of stock pursuant to Rule 504 of Regulation D.

                  (c) Buyer shall have a cash balance of at least $795.00 at Closing and liabilities of Buyer shall not exceed $100,000 at Closing.

                  (d) Such authorized signatories as designated by Seller to all bank line arrangements and bank accounts, and safe deposit boxes, maintained by Buyer as reflected on Schedule 5.14 shall be added or removed as authorized signatories or new accounts will be opened as directed by Seller.

         9.       Indemnification.

                  9.01. Survival. All agreements, representations, statements and warranties contained herein or in any certificate, schedule, list, document, or other writing, delivered pursuant hereto or in connection with the transactions contemplated herein shall survive the execution and delivery of this Agreement, the Closing of the transactions contemplated herein and any investigation made at any time with respect to any of the foregoing or any information the parties may have in respect thereto. All claims for indemnification must be presented in writing within six (6) months from the Closing.

                  9.02. Seller's Hold Harmless. Seller covenants and agrees with Buyer that it will hold Buyer harmless from and hereby indemnify Buyer against any and all damages, costs, expenses or other liabilities, including reasonable attorney's fees (herein called "Damages") resulting to Buyer and arising from the inaccuracy or the breach of any one or more of the representations, warranties, covenants, statements or agreements made by Seller in this Agreement or in connection with the transactions contemplated herein.

                  9.03. Buyer's Notice. If at any time after the Closing Buyer has reason to believe that it is entitled to indemnification under Section 9.02, or any claim or dispute exists that could, unless successfully defended, entitle Buyer to indemnification under Section 9.02, Buyer shall give notice to Seller of the facts entitling Buyer to indemnification or the nature of the claim or dispute. The Seller shall have the right to defend, settle or compromise any claim or dispute that would entitle Buyer to indemnification at the Seller's own expense to counsel of their choice which counsel shall be reasonably acceptable to Buyer. If the Seller refuses or fails promptly to defend or compromise any such claim or dispute, or in the event
Seller's defense of such claim or dispute is not successful, or if Buyer is otherwise entitled to indemnification under Section 9.02, the Seller will promptly pay or reimburse Buyer in the full amount of any Damages which Buyer becomes obligated to pay or pays or suffers at any time as a result of any of the matters specified in Section 9.02.

                  9.04. Buyer's Hold Harmless. Buyer covenants and agrees with Seller that it will hold Seller harmless from and hereby indemnifies Seller against any and all damages, costs, expenses or other liabilities, including reasonable attorney's fees (herein called "Damages") resulting to Seller and arising from the inaccuracy or the breach of any one or more of the representations, warranties, covenants, statements or agreements made by Buyer in this Agreement or in connection with the transactions contemplated herein.

                  9.05. Notice. If at any time after the Closing Seller has reason to believe that he is entitled to indemnification under Section 9.04, or any claim or dispute exists that could, unless successfully defended, entitle Seller to indemnification under Section 9.04, Seller shall give notice to Buyer of the facts entitling Seller to indemnification or the nature of the claim or dispute. Buyer shall have the right to defend, settle or compromise any claim or dispute that would entitle Seller to indemnification at the Buyer's own expense through counsel of its choice which counsel shall be reasonably acceptable to Seller. If the Buyer refuses or fails promptly to defend or compromise any such claim or dispute, or in the event Buyer's defense of such claim or dispute is not successful, or if Seller is otherwise entitled to indemnification under
Section 9.04, the Buyer will promptly pay or reimburse Seller in the full amount of any Damages which Seller becomes obligated to pay or pays or suffers at any time as a result of any of the matters specified in Section 9.04.

         10.      Termination.

                  This agreement may be terminated prior to the Closing as follows:

                  10.01 Termination Without Liability. Buyer may terminate this Agreement by giving written notice to the Seller without incurring liability, in the event that the conditions specified in Section 7 of this Agreement are not satisfied or waived at the Closing.

                  10.02. Seller may terminate this Agreement by giving written notice to Buyer without incurring liability, in the event that the conditions specified in Section 8 of this Agreement are not satisfied or waived at the Closing.

                  10.03.       Termination Without Effect on Liability.  Buyer
                                    ---------------------------------------
or Seller may terminate this Agreement by giving written notice to the other party at or prior to the Closing, without prejudice to any rights it or they may have if the other party has failed in the observance or in the due and timely performance of any of its material covenants or agreements contained herein, and such failure is due to the fault of the other party, or if there shall have been a material breach of the other party's warranties and representations herein contained.

         11.      Miscellaneous.

                  11.01. Notices. All notices, requests, demands, or other communications hereunder shall be in writing and shall be deemed to have been duly given when sent by personal delivery, facsimile delivery or certified mail, return receipt requested:

                  (i)      If to Buyer, addressed to:

                           Roberto E. Veitia
                           Stratcomm Media, Ltd.
                           1801 Lee Road
                           Winterpark, FL 32787

                           With a copy to:

                           Leonard H., Bloom, Esq.
                           Norton, Bloom & Warfarm, P.A.
                           1101 Brickell Avenue
                           Miami, FL 33131

                  (ii)     If to Seller, addressed to:

                           Chicken Kitchen Corporation
                           5415 Collins Avenue, Suite 305
                           Maimi Beach, FL 33140

                           With a copy to:

                           Joel Bernstein, Esq.
                           P.O. Box 330072
                           Miami, FL 33233

or such other address as Buyer or Seller shall designate by notice given as provided herein.

                  11.02. Public Announcements. No public announcement of the transactions provided for herein shall be made by the Seller or Buyer unless the same shall be approved in advance in writing by both parties.

                  11.03. Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation, execution and consummation of this Agreement, including all fees and expenses of their respective counsel and accountants incurred in connection with this Agreement and all other agreements, documents, certificates, applications and other instruments prepared in connection herewith.

                  11.04. Successors. This Agreement shall inure to the benefit of and be binding upon the Seller and its heirs, legal representatives and successors and permitted assigns, and Buyer and its respective successors and permitted assigns.

                  11.05. Law to Apply. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida, and the parties hereby agree that any action, suit or other legal proceeding by any party concerning this Agreement or the construction or enforcement thereof shall be brought only in a court of appropriate jurisdiction in the State of Florida.

                  11.06. Assignment. This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto.

                  11.07. Entire Agreement. This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior arrangements, proposals or understandings, written or oral, by or among any of the parties hereto with respect to such purchase and sale or other transactions, which arrangements, proposals and under-standings shall be of no further force and effect. No amendment or modification of this Agreement shall be effective for any purpose unless the same shall be in writing signed by all of the parties hereto or their successors in interest.

                  11.08. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  11.09. Section Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

                  11.10 Consents and Actions. To the extent that either party hereto is required to provide its consent to any action, such consent shall not unreasonably be withheld or delayed. To the extent any party hereunder is required to perform any action to the best of its ability, such action shall not be required to be performed if it shall not be capable of performance in a commercially reasonable manner.

                  11.11. Limitation on Damages. In the event that either party shall be determined to be liable for damages to the other party, the amount of damages so payable to such other party, unless otherwise specifically provided by statute, shall be limited to actual damages payable and shall exclude consequential or punitive damages.

                  11.12.            Reorganization.

                  (a) Although the parties intend this transaction to be a "reorganization" within the meaning of Section 486(a)(1)(C) of the Internal Revenue Code of 1986, such treatment is not a condition to closing and no IRS Ruling or opinion of counsel is being requested on such treatment.

                  (b) From and after the Closing Date, Seller will not engage in any business, will promptly liquidate and dissolve as a corporation and will distribute the shares of Buyer Common Stock received pursuant to Section 1.02 hereof to its shareholders in complete cancellation and redemption of their shares of Seller capital stock.

                  (c) Seller will make available for inspection and copying all books and records retained by it pursuant to Section 1.1(2) hereof to Buyer upon reasonable request for access thereto, and if at any time Seller proposes to discard or destroy such books and records, it will first offer to transfer them without charge to Buyer.

                  11.13. Name Change. Within ten (10) days of the Closing, Seller shall change its name to CK Liquidating Corp. and Buyer shall change its name to Chicken Kitchen Corporation.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

CHICKEN KITCHEN CORPORATION                        CHICKEN ACQUISITION CORP.


By:                                                    By:




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